SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – June 29, 2005

TRIAD HOSPITALS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29816	75-2816101
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5800 Tennyson Parkway Plano, Texas	75024
(Address of Principal Executive Offices)	(Zip Code)

(214) 473-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 29, 2005, Triad Hospitals, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Banc of America Securities LLC for themselves and as representatives of the underwriters listed in Schedule A thereto (the “Underwriters”). The Purchase Agreement provides for the issuance and sale by the Company of an aggregate of 3,729,951 shares of its common stock, par value $0.01 per share, plus up to 559,492 additional shares if the Underwriters exercise a 30-day option to purchase additional shares to cover over-allotments. The shares are to be issued pursuant to a registration statement on Form S-3, file no. 333-123294 under the Securities Act of 1933, as amended, and a related prospectus and a prospectus supplement dated as of June 29, 2005. The Purchase Agreement is attached as exhibit 1.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)    Exhibits.

1.1	Purchase Agreement, dated June 29, 2005, by and among Triad Hospitals, Inc. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Banc of America Securities LLC, for themselves and as representatives of the other underwriters listed in Schedule A thereto.

5.1	Opinion of Dewey Ballantine LLP.

23.1	Consent of Dewey Ballantine LLP (included in its opinion filed as Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Triad Hospitals, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIAD HOSPITALS, INC.

By:	/s/ Rebecca Hurley
Rebecca Hurley
Senior Vice President
and General Counsel

Date: July 1, 2005

EXHIBIT INDEX

Exhibit No.	Description
1.1	Purchase Agreement, dated June 29, 2005, by and among Triad Hospitals, Inc. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Banc of America Securities LLC, for themselves and as representatives of the other underwriters listed in Schedule A thereto.

5.1	Opinion of Dewey Ballantine LLP.

23.1	Consent of Dewey Ballantine LLP (included in its opinion filed as Exhibit 5.1).